UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois		60555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to Item 5.07(d) of Form 8-K, the Company is filing this amendment to its Form 8-K originally filed on February 17, 2011 (the “Original 8-K”) for the sole purpose of disclosing the Company’s decision as to how frequently it will include a non-binding advisory vote on the compensation of executives in its proxy materials.

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

As previously reported in the Original 8-K, more than a majority of the shares voting at the Annual Meeting on Proposal 5 (the non-binding advisory vote on the frequency of the advisory vote on executive compensation) voted for the Company to hold such votes on an annual basis. In light of the voting results and other factors, the Board of Directors of the Company determined that the Company will hold an annual advisory vote on executive compensation until the next required non-binding advisory vote on the frequency of stockholder votes on executive compensation. The next required non-binding advisory vote regarding the frequency interval will be in six years, although an earlier vote regarding such frequency interval may be held at the Board’s discretion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 23, 2011	/s/ Andrew J. Cederoth
Andrew J. Cederoth Principal Financial Officer